            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Summary Historical
Financial Data," "Selected Historical Consolidated Financial Data,"
"Management's Discussion and Analysis of Financial Condition and Results of
Operations," "Business" and "Experts" and to the use of our report dated August
13, 2004 (except as to Note 1 - "subsequent event" as to which the date is
September 29, 2004), in the Registration Statement (Form S-1 No. 333-114818) and
related Prospectus of Primus Guaranty, Ltd. dated September 29, 2004.

/s/ Ernst & Young LLP

New York, New York
September 29, 2004